Consent of Independent Registered Public Accounting Firm

The Board of Directors
Halliburton Company:

We consent to the incorporation by reference in the registration statements (No. 333-236378) on Form S-3ASR, (No. 333-166656) on Form S-4 and (Nos. 333-188674, 333-205842, 333-218568, 333-225549, 333-231571, 333-240075, and 333-258123) on Form S-8 of our reports dated February 7, 2023, with respect to the consolidated financial statements of Halliburton Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 7, 2023